As filed with the Securities and Exchange Commission on June 15, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NUVIM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	13-4083851
(State of Incorporation)	(I.R.S. Employer Identification No.)

12 North State Route 17, Suite 210
Paramus, NJ	07652
(Address of principle executive offices)	(zip code)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

          Securities Act registration statement file number to which this form relates:   Registration No. 333-120938

Securities to be registered pursuant to Section 12(b) of the Act:

Not applicable
 (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 par value per share
Class A Public Warrant, right to purchase one share of Common Stock
Class B Public Warrant, right to purchase one share of Common Stock
Unit, consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant
(Title of Each Class to be So Registered)

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

          Incorporated herein by reference to the Description of Securities section of the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938), filed on December 3, 2004, as amended by Amendment No. 1, filed on February 3, 2005, Amendment No. 2, filed on February 8, 2005, Amendment No. 3, filed on March 31, 2005, Amendment No. 4, filed on April 1, 2005, Amendment No. 5, filed on May 4, 2005, Amendment No. 6, filed on June 6, 2005, and as further amended from time to time thereafter.

ITEM 2.     EXHIBITS

EXHIBIT NO.	DESCRIPTION

1.

Registrant’s Amended and Restated Certificate of Incorporation, including Certificates of Designation and Description of Series A and Series C Preferred Stock, incorporated herein by reference to Exhibits 3.1, 3.2 and 3.3 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

2.	Registrant’s Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.5 to the registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

3.	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

4.	Form of Class A Public Warrant, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

5.	Form of Class B Public Warrant, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

6.	Form of Unit Certificate, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

7.	Form of Warrant Agent Agreement, incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-120938).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NUVIM, INC.

Date:	June 15, 2005	By:	/s/ RICHARD P. KUNDRAT

Richard P. Kundrat
Chief Executive Officer